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                                                                     EXHIBIT 3.8

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of July 9, 2002 (this "Amendment"), by and among CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), CCBM, INC., a Delaware corporation (the "Guarantor") and HIBERNIA NATIONAL BANK, a national banking association (the "Lender").


                                  WITNESSETH:

         WHEREAS, Borrower, Guarantor and Lender have heretofore entered into that certain Credit Agreement dated as of May 24, 2002 (the "Credit Agreement"), pursuant to which Lender established in favor of Borrower certain credit facilities more fully described therein; and

         WHEREAS, the lessors under the Delta Farms oil, gas and mineral leases mortgaged by Borrower to secure its indebtedness to Lender under the Credit Agreement (the "Delta Farms Lessors") have requested that Borrower cause Lender to provide the Delta Farms Lessors with copies of any notices of the occurrence of any Event of Default under the Credit Agreement which Lender may choose or be required to send to Borrower and/or Guarantor pursuant to the Credit Agreement; and

         WHEREAS, pursuant to Borrower's request, Lender has agreed to provide the Delta Farms Lessors with copies of any such notices of the occurrence of any Event of Default under the Credit Agreement subject to the terms and conditions set forth herein, and upon the condition that the notice provisions of the Credit Agreement be revised to require the sending of a copy of any such notices to the Delta Farms Lessors.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein which are defined in the Credit Agreement are used herein with such defined meanings.

         2. AUTHORIZATION TO PROVIDE DEFAULT NOTICES; AMENDMENT TO CREDIT AGREEMENT.

         (a) Borrower and Guarantor hereby authorize and direct Lender to provide the Delta Farms Lessors with a copy of any notice of the occurrence of any Event of Default which Lender may choose or be required to send to Borrower and/or Guarantor under the Credit Agreement. Borrower and Guarantor hereby release Lender and hold Lender harmless from any liability occasioned by the giving of or the failure to give any such notice, it being understood that Lender shall use its best efforts to provide such notice to the Delta Farms Lessors, but shall have no obligation or liability to Delta Farms Lessors for its failure to do so. Under no circumstances


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shall Delta Farms Lessors be considered as a third party beneficiary of the
Credit Agreement or of this Amendment.

         (b) Section 15.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:


                  SECTION 15.2. ADDRESSES FOR NOTICES. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

           If to the Lender

                    Hibernia National Bank
                    213 W. Vermilion Street
                    Lafayette, LA 70502
                    Attn:  David Reid

           If to the Borrower:

                    Carrizo Oil & Gas , Inc.
                    14701 St. Mary's Lane
                    Suite 800
                    Houston, TX 77079
                    Attn: Frank A. Wojtek

           With a copy of any notice of an Event of Default which is sent to Borrower also being sent contemporaneously therewith to:

                    Patricia Jones Edgerton, et al
                    C/o Ethan A. Miller
                    202 East High Street
                    P.O. Box 1285
                    Charlottesville, VA  22902

           If to the Guarantor:

                    CCBM, Inc.
                    14701 St. Mary's Lane
                    Suite 800
                    Houston, TX 77079
                    Attn: Frank A. Wojtek




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         3. GOVERNING LAW: COUNTERPARTS. The Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana. This Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

         4. CONTINUED EFFECT. Except as expressly modified herein, the Credit Agreement shall continue in full force and effect. The Credit Agreement as amended herein is hereby ratified and confirmed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

                                    BORROWER:

                                    CARRIZO OIL & GAS, INC.
                                    A TEXAS CORPORATION

                                    By:
                                       ----------------------------------------
                                       Name:  Frank Wojtek
                                       Title: Vice President and Chief Financial
                                              Officer

                                    GUARANTOR:

                                    CCBM, INC.
                                    A DELAWARE CORPORATION

                                    By:
                                       ----------------------------------------
                                       Name:  Frank Wojtek
                                       Title: Vice President and Chief Financial
                                              Officer


                                    LENDER:

                                    HIBERNIA NATIONAL BANK

                                    By:
                                       ----------------------------------------
                                       Name:  David R. Reid
                                       Title: Senior Vice President



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